     AMERICAN LORAIN CORPORATION
INDEPENDENT DIRECTOR’S CONTRACT

THIS AGREEMENT (the “Agreement”) is made as of the 10th day of March 2013 and is by and between American Lorain Corporation, a Nevada corporation (the “Company”), and Mr. Wu, Jianxiao (the “Independent Director”).

BACKGROUND

The Company desires to retain the Independent Director for the duties of Independent Director and the Independent Director desires to be retained for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the premises recited above and the mutual covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Independent Director hereby agree as follows:

I. DUTIES AND PERFORMANCE. The Company hereby requires that the Independent Director be available to perform such duties as may be determined pursuant to the Company’s Articles of Incorporation, which the Independent Director has reviewed and is familiar with. The Independent Director agrees to devote as much time as is necessary to perform completely his or her duties as an Independent Director of the Company.

II. TERM AND COMPENSATION. Except in the case of early termination, as hereinafter specifically provided, the term of this Agreement shall commence as of the date of this Agreement and shall continue for one year and until his successor is elected and qualified at the annual meeting of shareholders. The Company agrees to pay the Independent Director an annual compensation of RMB 100,000 which is paid within one week on quarterly basis.

III. EXPENSES. In addition to the compensation provided in paragraph 2 hereof, the Company will reimburse the Independent Director for his or her expenses incurred to act on the Company’s behalf.

IV. CONFIDENTIALITY. The Independent Director may obtain access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”). The Independent Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information at any time.

V. TERMINATION. Subject to and in accordance with the Articles of Incorporation, the Company or the Independent Director may terminate this Agreement at any time and from time to time upon written notice to the other, and the Company shall be obligated to pay to the Independent Director any then-outstanding compensation and expenses due and payable to the Independent Director pursuant to Section 2 and 3 hereof up to the date of the termination. For the avoidance of doubt, the Independent Director may terminate this Agreement and resign as an Independent Director of the Company at any time and for any reason or for no reason at all.

VI. DISCONTINUANCE OF BUSINESS. If, during the term of this Agreement, the Company should discontinue its business indefinitely, this Agreement shall automatically terminate without further liability on the part of either of the parties hereto, subject to the payment by the Company to the Independent Director of any then-outstanding amounts due and payable to the Independent Director pursuant to Section 2 and 3 hereof.

VII. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the Independent Director for any lawsuit incurred for acting on the Company’s behalf.

VIII. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

IX. NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing to:

the Company at:

[ ]

and

the Independent Director at:

[ ]

X. ARBITRATION. Any dispute or claim arising out of, or relating to, this Agreement or any breach thereof, with the sole exception of any dispute or claim arising out of, or relating to, indemnification and advancement rights of the Independent Director, shall be submitted to binding arbitration which shall take place in New York County, New York, in accordance with the Rules of the American Arbitration Association; judgment upon the award rendered may be entered in any court having jurisdiction over the dispute. The agreement to arbitrate herein recited is based upon mutual consideration exchanged between the parties hereto, and is irrevocable. The award of the arbitrators shall be rendered by majority agreement and shall constitute a final resolution of the dispute or claim on questions of both law and fact pertaining to the dispute or claim submitted hereunder.

XI. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of New York without reference to its conflicts of law principles.

XII. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Independent Director under this Agreement are personal and therefore the Independent Directormay not assign any right or duty under this Agreement without the prior written consent of the Company.

XIII. MISCELLANEOUS.

     A. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

     B. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and permitted assigns.

     C. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and may be executed by facsimile signature which shall be considered an original in all respects.

[SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Independent Director’s Contract to be duly executed as of the day and year first above written.

AMERICAN LORAIN CORPORATION

By: _________________________
Name:
Title:

[Signature page to Independent Director’s Contract]

     IN WITNESS WHEREOF, the parties hereto have caused this Independent Director’s Contract to be duly executed as of the day and year first above written.

INDEPENDENT DIRECTOR:

___________________________
Name:

[Signature page to Independent Director’s Contract]